Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-122339) pertaining to Dyadic International, Inc.'s 2001 Equity Compensation Plan of our report dated March 27, 2006 with respect to the consolidated financial statements of Dyadic International, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2005.

                                                                    /s/ Ernst & Young LLP
                                                                    Certified Public Accountants
West Palm Beach, Florida
March 27, 2006